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                                                                     Exhibit 4.5


                            FORM OF ROCKWOOD WARRANT

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                                  DYNTEK, INC.

                                       AND

                                  ROCKWOOD INC.

                           ---------------------------


                                 PLACEMENT AGENT

                                WARRANT AGREEMENT

                          Dated as of December 9, 2003




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         PLACEMENT AGENT WARRANT AGREEMENT, dated as of December 9, 2003, between DynTek, Inc., a Delaware corporation (the "Company"), and Rockwood Inc. (hereinafter referred to variously as the "Holder" or "Rockwood").

                              W I T N E S S E T H:

         WHEREAS, Rockwood has acted pursuant to that certain Investment Banking Advisory Agreement, dated November 19, 2003 ("Engagement Agreement"), by and between the Company and Duncan Capital LLC ("Duncan Capital"), an affiliate of Rockwood, as exclusive placement agent to effect a private offering of approximately $2,200,000 in securities (the "Offering"); and

         WHEREAS, the Company proposes to issue to Rockwood or its designee(s) warrants (the "Warrants") to purchase up to 500,000 shares of Class A Common Stock, $0.0001 par value per share, of the Company ("Common Stock");

         WHEREAS, Rockwood Capital has requested that all of the Warrants be issued in the name of Duncan Capital;

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued at the Closing (as such term is defined in the Securities Purchase Agreement) by the Company to Rockwood, or its designee, in consideration for, and as part of Rockwood's compensation in connection with, Rockwood acting as exclusive placement agent pursuant to the Engagement Agreement;

         NOW, THEREFORE, in consideration of the premises made herein, the payment by Rockwood to the Company of $50.00, the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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         1. Grant. The Holder (as defined in Section 3 hereof) is hereby granted the right to purchase, at any time from December 9, 2003, (the "Initial Exercise Date") until 5:30 P.M., New York time, on December 9, 2008, up to 500,000 shares of Common Stock at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $0.913 per share of Common Stock, subject to the terms and conditions of this Agreement.

         2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. Exercise of Warrant.

         3.1 Method of Exercise. The Warrants initially are exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock set forth in Section 6 hereof, payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices (presently located at 18881 Von Karman Avenue, Suite 250, Irvine, CA 92612) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.


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         3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in whole or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 hereof in exchange for that number of shares of Common Stock equal to the product of (x) the number of shares as to which such Warrants are being exercised multiplied by
(y) a fraction, the numerator of which is the Market Price (as hereinafter defined) of the Common Stock less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date on which the Form of Election to Purchase annexed to such Warrant Certificate as to such exercise is deemed to have been sent to the Company pursuant to Section 14 hereof (the "Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever results in a higher Market Price.

         3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.


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         4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the shares of Common Stock (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.


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         5. Restriction on Transfer of Warrants. The Holder of a Warrant
Certificate, by its acceptance thereof, covenants and agrees that the Warrants described therein are being acquired as an investment and not with a view to the distribution thereof.

         6. Exercise Price.

         6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $0.913 per share of Common Stock. The adjusted exercise price of each Warrant shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7. Registration Rights.

         7.1 Registration Under the Securities Act of 1933. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants or other securities issuable upon exercise of the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrant certificates representing the shares of Common Stock underlying the Warrants, certificates representing the shares of Common Stock and any other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:


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         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         7.2 Piggyback Registration. If, at any time during the seven-year period commencing on the date the Warrants are issued, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-8, S-4 or a comparable registration statement) the Company will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Placement Agent and to all other Holders of the Warrant Securities of its intention to do so. If the Placement Agent or other Holders of the Warrant Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Placement Agent and such Holders of the Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement; provided, however, that it is understood and agreed that the Company shall register all of the Warrant Securities as part of the registration statement it is obligated to file pursuant to the Offering within sixty (60) days from the date hereof (the "Offering Registration Statement") and no notice need be provided by the Placement Agent or other Holders of the Warrant Securities. The obligation to register the Warrant Securities pursuant to this Section 7.2 shall be subject to the same piggyback registration cutbacks and holdbacks to which registration of the warrant shares are subject to under the Warrants issued to the purchasers of securities in the Offering; provided, however, that no registration cutbacks or holdbacks shall apply to the registration of the Warrant Security pursuant to the Offering Registration Statement.

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         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         7.3 Covenants of the Company with Respect to Registration. In connection with any registration under Section 7.2 hereof, the Company covenants and agrees as follows:

         (a) The Company shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs (excluding fees and expenses of the Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to
Section 7.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

         (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to do business under the laws of any such jurisdiction.


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         (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, claim, damage, expense or liability
(including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

         (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement.

         (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.


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         (g) If the relevant offering is an underwritten offering, the Company shall furnish to each Holder participating in the offering and to each underwriter a signed counterpart, addressed to such Holder or underwriter, of
(i) an opinion of counsel to the Company dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

         (h) The Company shall deliver promptly to each Holder participating in the offering and requesting the correspondence and memoranda described below and the managing underwriter, if any, copies of all correspondence between the Commission and the Company and its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records, and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.


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         8. Adjustments to Exercise Price and Number of Securities. For purposes of this Section 8, references to Common Stock shall also include common stock equivalents (including but not limited to shares of Class B Common Stock, par value $.0001, of the Company) ("Common Stock Equivalents"); provided, that Common Stock Equivalent shall not include any securities that are defined in
Section 8.2(b)(i) as Convertible Securities.

         8.1 Stock Splits, Etc. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (a) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Securities purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Securities or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Securities or other securities of the Company which are purchasable hereunder pursuant to this Section 8.1, the Holder shall thereafter be entitled to purchase the number of Warrant Securities or other securities resulting from such adjustment at an Exercise Price per Warrant Security or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Securities or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.


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         8.2 Anti-Dilution Provisions. The Exercise Price and the number of
Warrant Securities issuable hereunder and for which the Warrant is then exercisable pursuant to Section 1 hereof shall be subject to adjustment from time to time as provided in this Section 8.2. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

         (a) Adjustment of Exercise Rate. If and whenever the Company issues or sells, or in accordance with this Section 8.2 hereof is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the then Exercise Price or for no consideration (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), then, the Exercise Price shall be reduced to equal the Base Share Price; provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued.

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         (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 8.2 hereof, the following will be applicable:

             (i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the effective price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price ("Below Base Price Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options" is determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Convertible Securities issuable upon the exercise or conversion of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Base Price Options.


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             (ii) Issuance of Convertible Securities. If the Company in any
manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For the purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing
(x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by
(y) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.


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             (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Options; (y) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

             (iv) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Agreement will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (closing bid price, if traded on any market) thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.


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             (v) Exceptions to Adjustment of Exercise Price. Notwithstanding
anything to the contrary herein, this Section 8.2 shall not apply to the following (A) the granting of options to employees, officers, directors or consultants of the Company pursuant to any stock option plan or other written compensatory agreement duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (B) the exercise of any security issued by the Company in connection with the offer and sale of the Company's securities pursuant to the Offering (including any securities issued as compensation in connection therewith), or (C) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided such securities have not been amended since the date hereof, or (D) the issuance of securities in connection with acquisitions, joint ventures, arrangements related to the Company's operations and strategic relationships, or other strategic investments, the primary purpose of which is not to raise capital.


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         (c) Minimum Adjustment of Exercise Price. No adjustment of the Exercise
Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

         9. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to any class of common stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Securities for which this Agreement is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 9. For purposes of this Section 9, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 9 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

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         10. Exchange and Replacement of Warrant Certificates. Each Warrant
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.


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         11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         12. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants underlying the Warrants to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.


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         13. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

             (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

             (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

             (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         15. Supplements and Amendments. The Company and Rockwood may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than Rockwood) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Rockwood may deem necessary or desirable and which the Company and Rockwood deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         17. Termination. This Agreement shall terminate at the close of business on December 9, 2010. Notwithstanding the foregoing, the indemnification provisions of Section 7 hereof shall survive such termination until the close of business on December 9, 2011.

         18. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, without giving effect to the rules of said State governing the conflicts of laws.

         The Company, Rockwood and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, Rockwood and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, Rockwood and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, Rockwood and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         19. Entire Agreement; Modification. This Agreement (including the Engagement Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and, subject to the provisions of Section 15 hereof, may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Company and Rockwood and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Rockwood any other Holder(s) of the Warrant Certificates or Warrant Securities.

         23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]

                                                     DYNTEK, INC.

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:


Attest:

----------------------------
         Secretary

                                                     ROCKWOOD INC.

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE

                    5:30 P.M. NEW YORK TIME, DECEMBER 9, 2008

NO. W-01                                              500,000 Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that Duncan Capital LLC, or registered assigns, is the registered holder of 500,000 Warrants to purchase initially at any time from December 9, 2003 until 5:30 p.m. New York time on December 9, 2008 (the "Expiration Date"), up to 500,000 fully-paid and non-assessable shares of Series A Common Stock, $.0001 par value ("Common Stock") of DynTek, Inc. a Delaware corporation (the "Company"), at the initial exercise prices, subject to adjustment in certain events (the "Exercise Price"), of $0.913, per share of Common Stock, upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, or due exercise of Section 3.2 of the Warrant Agreement (as hereafter defined), but subject to the conditions set forth herein and in the Warrant Agreement dated as of December 9, 2003 between the Company and Rockwood Inc. (the "Warrant Agreement"). Payment of the applicable Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the then applicable Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the then applicable Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of December 9, 2003

                                                     DYNTEK, INC.

[SEAL]                                               By:
                                                        ------------------------
                                                        Name:
                                                        Title:

Attest:

-------------------------------
                     Secretary

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

              _____________ shares of Common Stock;

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of DYNTEK, INC. in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is ____________________ and that such certificate be delivered to _______________ whose address is
____________________.


Dated: ______________________               Signature: ________________________
                                                       (Signature must conform
                                                       in all respects to name
                                                       of holder as specified
                                                       on the face of the
                                                       Warrant Certificate.)


                                   ---------------------------------------------
                                   (Insert Social Security or Other Identifying
                                                 Number of Holder)

                                   ---------------------------------------------
                                                     (Address)

                              [FORM OF ASSIGNMENT]

                    (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

         FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ this Warrant Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints _________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________________              Signature: ________________________
                                                       (Signature must conform
                                                       in all respects to name
                                                       of holder as specified
                                                       on the face of the
                                                       Warrant Certificate.)


                                    --------------------------------------------
                                    Insert Social Security or Other Identifying
                                                Number of Assignee)

                                    --------------------------------------------
                                                     (Address)